EXHIBIT 10.2

May 11, 2005

Cedar Fair, L.P.
Knott's Berry Farm
One Cedar Point Drive
Sandusky, Ohio 44870
Attn: Corporate Vice President - Finance

Ladies and Gentlemen:

Reference is made to (i) that certain Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 7, 2004 (as amended, modified and supplemented prior to the date hereof, the "2004 Shelf Agreement") among Cedar Fair, L.P. a Delaware limited partnership (the "Company"), and Knott's Berry Farm, a California general partnership ("Knott's Berry Farm"; the Company and Knott's Berry Farm are hereinafter collectively referred to as the "Co-Issuers" and individually referred to as a "Co-Issuer"), on the one hand, and Prudential Investment Management, Inc., The Prudential Insurance Company of America ("PICA"), Hartford Life Insurance Company, Medica Health Plan and each Prudential Affiliate which is or which becomes a party to the 2004 Shelf Agreement, on the other hand and (ii) that certain Private Shelf Agreement, dated as of August 24, 1994 (as amended, modified and supplemented prior to the date hereof, the "1994 Shelf Agreement"; and, collectively with the 2004 Shelf Agreement, the "Shelf Agreements"), between the Company and PICA. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Shelf Agreements.

Pursuant to the request of the Co-Issuers and in accordance with the provisions of paragraph 11C of the Shelf Agreements, the parties hereto agree as follows:

SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, paragraph 6C of each Shelf Agreement is amended and restated to read in its entirety as follows:

"6C. Consolidated EBITDA Ratio. The Company will not at any time permit the ratio of (i) the amount of its Consolidated Debt at such time to (ii) its Consolidated EBITDA for the Testing Period most recently ended, to exceed the Maximum Permitted Debt Coverage Ratio for such Testing Period. The "Maximum Permitted Debt Coverage Ratio" shall mean (1) 3.00 to 1.00 for Testing Periods ending before June 27, 2004, (2) 3.50 to 1.00 for the Testing Period ending June 27, 2004, (3) 3.00 to 1.00 for the Testing Periods from June 28, 2004 through (and including) December 31, 2004, (4) 3.25 to 1.00 for the Testing Periods from January 1, 2005 through (and including) June 25, 2005, (5) 3.50 to 1.00 for the Testing Periods from June 26, 2005 through (and including) September 24, 2005 and (6) 3.00 to 1.00 for Testing Periods on September 25, 2005 and thereafter; provided, however, that on and after the earlier to occur of (a) August 8, 2011 and (b) the date upon which the maximum ratio of Consolidated Debt to Consolidated EBITDA (or similar concepts) permitted under the Credit Agreement or under any other primary bank facility of either Co-Issuer is less than or equal to 3.25 to 1.00, then the "Maximum Permitted Debt Coverage Ratio" shall be 3.25 to 1.00."

SECTION 2. Conditions Precedent. This letter shall become effective as of March 27, 2005 upon (a) the return by the Co-Issuers to Prudential of a counterpart hereof duly executed by the Co-Issuers and the holders of the Notes and consented to by the subsidiaries of the Company listed below and (b) delivery of a fully executed copy of an amendment to the Credit Agreement to the same effect as this letter, in form and substance reasonably satisfactory to the Required Holders. The foregoing documentation should be returned to Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attn: Armando M. Gamboa.

SECTION 3. Representations and Warranties. Each Co-Issuer represents and warrants that: (a) each Shelf Agreement, as amended, is the legal, valid and binding obligations of each Co-Issuer, enforceable against each Co-Issuer in accordance with its terms except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of the remedy of specific performance, (b) each representation and warranty set forth in paragraph 8 of the Shelf Agreements is true and correct as of the date of execution and delivery of this letter by the Co-Issuers with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (c) after giving effect to this letter, no Event of Default or Default exists on the date hereof.

SECTION 4. Reference to and Effect on Shelf Agreements. Upon the effectiveness of this letter, each reference to either Shelf Agreement in any other document, instrument or agreement shall mean and be a reference to such Shelf Agreement, as modified by this letter. Except as specifically set forth in Section 1 hereof, each Shelf Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 5. Governing Law. THIS LETTER SHALL BE CONSTURED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 6. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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SECTION 7. Confirmation of Guarantees. By its signature below, each Subsidiary party to a Guaranty of Payment of Debt agrees and consents to the terms and provisions of this Amendment and agrees that its Guaranty of Payment of Debt shall remain in full force and effect after giving effect to this Amendment.

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:
Vice President

HARTFORD LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

MEDICA HEALTH PLAN
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

BAYSTATE INVESTMENTS, LLC

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

Agreed and accepted this
11th day of May, 2005

CEDAR FAIR, L.P.

By: Cedar Fair Management, Inc., General Partner

By:
Title: Corporate Vice President, Finance

KNOTT'S BERRY FARM

By: Magnum Management Corporation, one of its general partners

By:
Title: Corporate Vice President, Finance

Consented:

CEDAR FAIR

By: Magnum Management Corporation, the Managing General Partner

By:
Title: Corporate Vice President, Finance

MAGNUM MANAGEMENT CORPORATION

By:
Title: Corporate Vice President, Finance

MICHIGAN'S ADVENTURE, INC.

By:
Title: Corporate Vice President, Finance